As filed with the Securities and Exchange Commission on September 20, 2013
Registration No. 333-179117

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Skyworks Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2302115
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
20 Sylvan Road, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)
Advanced Analogic Technologies Incorporated 1998 Amended Stock Plan
Advanced Analogic Technologies Incorporated 2005 Equity Incentive Plan
(Full Title of the Plan)
Mark V. B. Tremallo
Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
20 Sylvan Road
Woburn, Massachusetts 01801
(Name and Address of Agent For Service)

(781) 376-3000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b of the Exchange Act.

Large Accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-179117 (the “Registration Statement”), is being filed by Skyworks Solutions, Inc. (the “Registrant”) to deregister certain shares of the Registrant's common stock, $0.25 par value per share (the “Common Stock”), that were registered for issuance pursuant to the Advanced Analogic Technologies Incorporated 2005 Equity Incentive Plan (the “2005 AATI Plan”). The Registration Statement registered 1,371,503 shares of Common Stock issuable pursuant to the 2005 AATI Plan to employees of the Registrant. The Registration Statement is hereby amended to deregister all 1,371,503 shares of Common Stock that were previously registered but are neither issued nor subject to outstanding awards granted under the 2005 AATI Plan as of the date hereof. No further awards will be made under the 2005 AATI Plan.
Please note that the Registration Statement will remain in effect to cover the shares of Common Stock originally registered thereunder subject to outstanding stock options and restricted stock units granted pursuant to the 2005 AATI Plan and the Advanced Analogic Technologies Incorporated 1998 Amended Stock Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, in the Commonwealth of Massachusetts, on this 20th day of September, 2013.

SKYWORKS SOLUTIONS, INC.

By: *
David J. Aldrich
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
*	President, Chief Executive Officer	September 20, 2013
David J. Aldrich	(Principal executive officer)
*	Vice President and Chief Financial Officer	September 20, 2013
Donald W. Palette	(Principal financial and accounting officer)
*	Chairman of the Board	September 20, 2013
David J. McLachlan
*	Director	September 20, 2013
Kevin L. Beebe
*	Director	September 20, 2013
Timothy R. Furey
*	Director	September 20, 2013
Balakrishnan S. Iyer
*	Director	September 20, 2013
David P. McGlade
*	Director	September 20, 2013
Robert A. Schriesheim
*By:     /s/ David J. Aldrich
David J. Aldrich
Attorney-in-Fact

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